Exhibit 99.1

United Online Reports Third Quarter 2011 Results

  Total Revenues of $182.7 Million, Operating Income of $20.2 Million and Adjusted OIBDA of $39.7 Million
  FTD Segment Revenues and Adjusted OIBDA Increase Year Over Year for Third Consecutive Quarter
  Company Announces Plans to Offer 4G Value-Priced Mobile Broadband Service Under the NetZero Brand

WOODLAND HILLS, Calif.--(BUSINESS WIRE)--November 2, 2011--United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer products and services over the Internet, today reported financial results for its third quarter ended September 30, 2011.

“Consolidated adjusted OIBDA exceeded our guidance range for the quarter, and consolidated revenues were within our guidance range,” said Mark R. Goldston, Chairman, President and Chief Executive Officer of United Online. “FTD delivered year-over-year growth for the third consecutive quarter, with revenues and segment adjusted OIBDA up 4% and 7%, respectively, compared to the third quarter of 2010. Total consumer orders for the quarter increased from the third quarter of 2010, with growth in both the U.S. and U.K. markets. Average order value was $63.46, up 4% from the year-ago period.”

“In the Content & Media segment, we continue to test ways to engage our Classmates members with the Memory Lane content, while seeking to develop ways to expand our revenue opportunities. We are continuing to see improved engagement with our yearbook content and intend to further test ways to use this as a platform to expand the value proposition of our subscription offering,” Goldston said.

“In our Communications segment, we are pleased to announce that we have entered into a 5-year agreement with Clearwire to offer 4G high-speed mobile broadband Internet service under our NetZero brand," Goldston added. “NetZero has been delivering high quality, free and value-priced Internet access since 1998, and we believe this deal with Clearwire will give us the ability for the first time to bring affordably-priced, 4G high-speed mobile broadband service to the masses. NetZero revolutionized the dial-up market more than a decade ago and has connected tens of millions of users to the Internet during that period. Today, our goal is to bring the same level of innovation and competitive advantage to the 4G high-speed mobile broadband market beginning in early 2012. We will be offering customers their choice of a NetZero USB modem that wirelessly connects a single computer or the NetZero personal hotspot that simultaneously connects up to 8 separate devices such as a PC, Mac, iPad, other tablets, netbooks and smartphones to the NetZero 4G high-speed mobile broadband service. The NetZero 4G high-speed mobile broadband service will provide a very fast, highly affordable Internet connection that can be used in the home, at the office or on the go by residential, corporate and professional customers across the U.S. within the Clearwire 4G network coverage area of over 70 cities across the U.S. with a combined population of approximately 130 million.”

Added Neil P. Edwards, Executive Vice President and Chief Financial Officer, “United Online generated $16.1 million in free cash flow during the quarter, up 2% from the third quarter of 2010, while continuing to return cash to shareholders. In October, we declared a cash dividend of $0.10 per share, our 27th consecutive quarterly cash dividend.”

Summary Results for Third Quarter Ended September 30, 2011:

The following table summarizes key financial results for the third quarter ended September 30, 2011:

	(in millions, except per share amounts and percentages)
Financial Highlights	Q3 2011	Q3 2010	% Change
FTD revenues	$108.7	$105.0	4%
Content & Media revenues	44.1	49.1	(10%)
Communications revenues	30.3	40.2	(25%)
Intersegment eliminations	(0.4)	(0.8)	51%
Consolidated revenues	$182.7	$193.5	(6%)

GAAP operating income	$20.2	$25.6	(21%)

Adjusted OIBDA(1)	$39.7	$46.4	(15%)

GAAP net income attributable to common stockholders	$11.4	$11.4	--
GAAP diluted net income per common share	$0.13	$0.13	--

Adjusted net income attributable to common stockholders(2)	$20.3	$21.5	(6%)
Adjusted diluted net income per common share(2)	$0.23	$0.25	(8%)
  Consolidated revenues were $182.7 million, a decrease of 6% versus the year-ago quarter.
  GAAP operating income was $20.2 million, a decrease of 21% versus the year-ago quarter.
  Adjusted OIBDA(1) was $39.7 million, a decrease of 15% versus the year-ago quarter.
  Interest expense was $3.7 million, down 32% from the year-ago quarter as a result of reduced interest rates on FTD’s new credit facility and a lower average outstanding balance versus the year-ago quarter.
  Our effective income tax rate was 31%, down from 41% in the year-ago quarter.
  GAAP diluted net income per common share was $0.13, unchanged from the year-ago quarter.
  Adjusted diluted net income per common share(2) was $0.23, versus $0.25 in the year-ago quarter.

Cash Flows, Balance Sheet and Dividend Highlights:

  Cash flows from operating activities and free cash flow(3) for the quarter ended September 30, 2011 were $21.5 million and $16.1 million, respectively, increases of 12% and 2%, respectively, versus the year-ago quarter.
  Cash and cash equivalents at September 30, 2011 increased by $1.4 million to $112.8 million from $111.4 million at June 30, 2011.
  Net debt at September 30, 2011 was $148.8 million, a decrease of $1.9 million from June 30, 2011. The company defines net debt as total debt, net of discounts, less cash and cash equivalents.
  The company paid $9.3 million in cash dividends during the quarter.
  The company’s Board of Directors recently declared a quarterly cash dividend of $0.10 per share that is payable on November 30, 2011 to stockholders of record on November 14, 2011.

Segment Financial Results for 2010 Revised to Conform to Current Year Presentation:

Effective the first quarter of 2011, the company modified its segment reporting to separately report unallocated corporate expenses. Historically, such expenses were fully allocated to the company’s reportable segments. The company has revised prior periods to conform to the current year presentation.

Segment Results for Third Quarter Ended September 30, 2011:

FTD:

	(in millions, except percentages and metrics)
Financial Highlights	Q3 2011	Q3 2010	% Change	% Change @ Constant Currency
Products revenues	$82.4	$77.8	6%
Services revenues	26.3	27.1	(3%)
Advertising revenues	-	0.1	N/A
Segment revenues	$108.7	$105.0	4%	2%

Segment income from operations	$15.5	$14.9	4%
Segment adjusted OIBDA(1)	$16.6	$15.4	7%
as a % of segment revenues(1)	15.3%	14.7%

Metrics Highlights	Q3 2011	Q3 2010	% Change	% Change @ Constant Currency
Consumer orders(4) (in thousands)	1,104	1,085	2%
Average order value(4)	$63.46	$60.77	4%	3%

British Pound / U.S. Dollar exchange rate (average)	1.61	1.55	4%
  Segment revenues were $108.7 million, an increase of 4% versus the year-ago quarter. Excluding the favorable impact from foreign currency exchange rates, segment revenues grew by 2% versus the year-ago quarter.
  Segment adjusted OIBDA(1) was $16.6 million, an increase of 7% compared to the year-ago quarter.
  Consumer orders(4) were 1.1 million, an increase of 2% versus the year-ago quarter.
  Average order value(4) (“AOV”) was $63.46, an increase of 4% versus an AOV of $60.77 in the year-ago quarter. Excluding the favorable impact from foreign currency exchange rates, AOV grew by 3% versus the year-ago quarter.

Content & Media:

	(in millions, except percentages and metrics)
Financial Highlights	Q3 2011	Q3 2010	% Change
Products revenues	$0.3	$-	N/A
Services revenues	30.8	33.2	(7%)
Advertising revenues	12.9	15.9	(19%)
Segment revenues	$44.1	$49.1	(10%)

Segment income from operations	$11.5	$14.1	(19%)
Segment adjusted OIBDA(1)	$13.1	$15.2	(14%)
as a % of segment revenues(1)	29.6%	31.0%

Metrics Highlights	Q3 2011	Q3 2010	% Change
Segment pay accounts(5) (in thousands)	3,780	4,795	(21%)
Net quarterly decline in segment pay accounts(5) (in thousands)	(227)	(187)	N/A
Segment active accounts(5) (in millions)	11.9	15.0	(21%)
ARPU(6)	$2.64	$2.26	17%
  Segment revenues were $44.1 million, a decrease of 10% versus the year-ago quarter. Excluding the favorable impact from foreign currency exchange rates, segment revenues decreased by 12% versus the year-ago quarter.
  Segment adjusted OIBDA was $13.1 million, a decrease of 14% versus the year-ago quarter. Excluding the favorable impact from foreign currency exchange rates, segment adjusted OIBDA decreased by 17% versus the year-ago quarter.
  Segment pay accounts at September 30, 2011 were 3.8 million, a decrease of 21% versus September 30, 2010.

Communications:

	(in millions, except percentages and metrics)
Financial Highlights	Q3 2011	Q3 2010	% Change
Services revenues	$24.2	$32.9	(27%)
Advertising revenues	6.1	7.3	(16%)
Segment revenues	$30.3	$40.2	(25%)

Segment income from operations	$14.6	$18.8	(22%)
Segment adjusted OIBDA(1)	$15.4	$20.4	(25%)
as a % of segment revenues(1)	50.8%	50.8%

Metrics Highlights	Q3 2011	Q3 2010	% Change
Segment pay accounts(5) (in thousands)	843	1,096	(23%)
ARPU(6)	$9.14	$9.58	(5%)

  Segment revenues were $30.3 million, a decrease of 25% versus the year-ago quarter. Segment revenues were 17% of consolidated revenues, compared to 21% in the year-ago quarter.
  Segment adjusted OIBDA was $15.4 million, a decrease of 25% versus the year-ago quarter.
  Segment pay accounts at September 30, 2011 were 0.8 million, a decrease of 23% versus 1.1 million at September 30, 2010.

Unallocated Corporate Expenses:

For the quarter ended September 30, 2011, the impact of unallocated corporate expenses on consolidated adjusted OIBDA was $5.3 million, compared to $4.6 million in the year-ago quarter, primarily related to the structure of the 2011 Management Bonus Plan as a cash-based rather than stock-based plan.

Business Outlook:

The following forward-looking information includes certain of the projections made by management as of the date of this press release. The company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

Fourth Quarter 2011 Guidance:

Fourth Quarter 2011 (in millions)	Guidance
Revenues	$216.0 - $224.0
Adjusted OIBDA(1)	$42.0 - $47.0
Fourth Quarter 2011 Supplemental Information (in millions)	Guidance
Net interest expense	$3.3
Shares used to calculate diluted net income per common share	89.3
Shares used to calculate adjusted diluted net income per common share(2)	89.5

The table below reconciles the company’s guidance for operating income, a GAAP measure, to adjusted OIBDA.

Fourth Quarter 2011 (in millions)	Guidance
Operating Income	$23.6 - $28.6
Depreciation	$6.5
Amortization of intangible assets	$7.9
Stock-based compensation	$4.0
Adjusted OIBDA(1)	$42.0 - $47.0

Investor Conference Call on November 2, 2011 at 5:00 p.m. ET (2:00 p.m. PT):

United Online will host a conference call on Wednesday, November 2, 2011 at 5:00 p.m. ET (2:00 p.m. PT) to discuss its financial results for the third quarter ended September 30, 2011. The conference call dial-in number is 888-516-2435 for domestic participants and 719-325-2312 for international participants. The passcode is 5995614. Alternatively, a live webcast of the conference call, along with a presentation containing financial highlights for the third quarter ended September 30, 2011, can be accessed within the Investor Relations section of the company’s website at www.unitedonline.com.

The presentation and a replay of the broadcast will also be available for seven days following the call on the company’s website, or by dialing 888-203-1112 (or 719-457-0820 outside of the United States) and the replay passcode, 5995614.

Non-GAAP Measures:

In evaluating the company's performance, management uses one or more of the following measures that are not determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"): adjusted OIBDA, adjusted net income, adjusted basic and diluted net income per common share, and free cash flow. These measures are adjusted to exclude certain non-cash expenses such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets. In addition, these measures are adjusted to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company's business operations or are not reflective of the company's core results over time. These items may include recurring as well as non-recurring items. These adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. For example, certain restructuring charges may be considered recurring given the company's ongoing efforts to be more cost effective and efficient, certain litigation or dispute settlement charges or gains may be viewed as recurring given that the company is continually involved in, and resolving, litigation, arbitration, investigations, disputes and similar matters, and certain transaction-related costs may be deemed recurring given the company's regular evaluation of potential transactions. Notwithstanding that certain charges, costs or gains may be considered recurring, in order to provide meaningful comparisons, the company believes that it is appropriate to adjust for such charges, costs or gains because they are not reflective of the company's core results and tend to vary based on timing, frequency and magnitude.

Restructuring Charges — Restructuring charges consist primarily of severance expense, facility closure and relocation costs.

Litigation or Dispute Settlement Charges or Gains — These charges or gains include estimated losses for which we have established a reserve, as well as actual settlements, judgments, fines, penalties, assessments or other resolutions against, or in favor of, the company related to litigation, arbitration, investigations, disputes or similar matters. Insurance recoveries received by the company related to such matters are also included in these adjustments.

Transaction-Related Costs — The company excludes certain expense items resulting from actual or potential transactions such as business combinations, mergers, acquisitions, and financing transactions, including, without limitation, (i) compensation expenses and (ii) expenses for advisors and representatives such as investment bankers, consultants, attorneys, and accounting firms. The compensation expenses may include transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees.

Definitions of Non-GAAP Measures:

(1) Adjusted operating income before depreciation and amortization ("adjusted OIBDA") is defined by the company as operating income before depreciation; amortization; stock-based compensation; restructuring charges; litigation or dispute settlement charges or gains; transaction-related costs; and impairment of goodwill, intangible assets and long-lived assets. The company's definition of adjusted OIBDA has been modified from time to time. Management believes that because adjusted OIBDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company's core operating results over time (such as restructuring charges, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company's financial performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company's performance. The company's board of directors has used this measure as a basis in determining certain compensation incentives for certain members of the company's management. Adjusted OIBDA is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in the company's business. Management evaluates the costs of such tangible and intangible assets through other financial activities such as evaluations of capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock-based compensation expenses related to the company's workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of this measure is that it does not reflect the costs of restructuring charges, litigation or dispute settlement charges or gains, transaction-related costs, and the impairment of goodwill, intangible assets and long-lived assets. Management compensates for this limitation by providing supplemental information about such charges, gains and costs within its financial press releases and SEC filings, when applicable. An additional limitation associated with the use of this measure is that the term "adjusted OIBDA" does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company's performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, operating income, directly ahead of adjusted OIBDA within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to operating income is provided in the accompanying tables. In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring in nature and will be reflected in our financial results for the foreseeable future.

Adjusted OIBDA for each of the company's segments is defined by the company as segment income from operations, as set forth in the company's Forms 10-K and Forms 10-Q, before stock-based compensation, restructuring charges, litigation or dispute settlement charges or gains, transaction-related costs and the impairment of goodwill, intangible assets and long-lived assets. The company's definition of adjusted OIBDA for each of the company's segments has been modified from time to time. Management believes that because segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues exclude (1) certain non-cash expenses (such as stock-based compensation, and the impairment of goodwill, intangible assets and long-lived assets); and (2) expenses that are not reflective of the segment's core operating results over time (such as restructuring charges, litigation or dispute settlement charges or gains, and transaction-related costs), these measures provide investors with additional useful information to evaluate the company's segment financial performance, particularly with respect to changes in performance from period to period. Segment adjusted OIBDA and segment adjusted OIBDA as a percentage of segment revenues are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with these measures is that they do not include stock-based compensation expenses related to the company's workforce. Management compensates for this limitation by providing a summary of stock-based compensation expenses within the accompanying tables and in the footnotes accompanying its financial statements. A further limitation associated with the use of these measures is that they do not reflect the costs of restructuring charges, litigation or dispute settlement charges or gains, transaction-related costs and impairment charges related to an operating segment. Management compensates for this limitation by providing supplemental information about such charges, gains and costs by segment within its financial press releases and SEC filings, when applicable. A reconciliation to segment income from operations, its most comparable GAAP measure, is provided in the accompanying tables.

(2) Adjusted net income is defined by the company as net income before the after-tax effect of: stock-based compensation; amortization of intangible assets; impairment of goodwill, intangible assets and long-lived assets; restructuring charges; litigation or dispute settlement charges or gains; transaction-related costs; and the re-measurement of certain deferred tax assets. Adjusted diluted net income per common share includes the adjustment for shares resulting from the elimination of stock-based compensation. Management believes that adjusted net income and adjusted diluted net income per common share provide investors with additional useful information to measure the company's financial performance, particularly with respect to changes in performance from period to period, because these measures are exclusive of (i) certain non-cash expenses (such as stock-based compensation, amortization of intangible assets, and the impairment of goodwill, intangible assets and long-lived assets) and (ii) expenses that are not reflective of the company's core results over time (such as restructuring charges, litigation or dispute settlement charges or gains, and transaction-related costs). Management also uses adjusted net income and adjusted diluted net income per common share for this purpose. Adjusted net income and adjusted diluted net income per common share are not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitations of adjusted net income and adjusted diluted net income per common share are that, similar to adjusted OIBDA, they do not include certain costs, and the terms "adjusted net income" and "adjusted diluted net income per common share" do not have standardized meanings. Therefore, other companies may use the same or similarly named measures but exclude different items or use different computations, which may not provide investors a comparable view of the company's performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measures, net income and diluted net income per common share, directly ahead of adjusted net income and adjusted diluted net income per common share within its financial press releases and by providing a reconciliation of adjusted net income that shows and describes the adjustments made. A reconciliation of adjusted net income to net income, its most comparable GAAP measure, is provided in the accompanying tables.

(3) Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and cash received for litigation or dispute settlement gains, and plus the excess tax benefits from equity awards, cash paid for restructuring charges, cash paid for litigation or dispute settlement charges, and cash paid for transaction-related costs. Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company's operating cash flows after investing in capital assets and prior to cash paid for restructuring charges, cash paid or received for litigation or dispute settlement charges or gains, and cash paid for transaction-related costs. It also fully reflects the tax benefits realized by the company from stock-based compensation. This measure is used by management, and may also be useful for investors, to assess the company's ability to pay its quarterly dividend, repay debt obligations, generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effect potential acquisitions and share repurchases. Free cash flow is not determined in accordance with GAAP and should be considered in addition to, not as a substitute for or superior to, measures determined in accordance with GAAP. A limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term "free cash flow" does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may not provide investors a comparable view of the company's performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities, directly ahead of free cash flow within its financial press releases and by providing a reconciliation that shows and describes the adjustments made. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

(4) Consumer orders are orders delivered during the period that originated in the U.S. and Canada, primarily from the www.ftd.com website and the 1-800-SEND-FTD telephone number, and in the U.K. and the Republic of Ireland, primarily from the www.interflora.co.uk and www.interflora.ie websites and various telephone numbers. The number of consumer orders is not adjusted for non-delivered orders that are refunded after the scheduled delivery. Orders originating with a florist or other retail location for delivery to consumers are not included.

Average order value represents the average U.S. Dollar amount received for consumer orders delivered during a period. This average U.S. Dollar amount is determined after translating the local currency amounts received for orders delivered principally in the U.K. and the Republic of Ireland into U.S. Dollars. Average order value includes merchandise revenue and shipping and service fees paid by the consumer, less discounts and refunds.

(5) A pay account is defined as a member who has paid for a subscription to a Content & Media or Communications service, and whose subscription has not terminated or expired. A subscription provides the member with access to our service for a specific term (for example, a month or a year) and may be renewed upon the expiration of each term. One-time purchases of our services, such as Memory Lane's one-day All-Access Pass, are not considered subscriptions and thus, are not included in the pay accounts metric. A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts. At any point in time, our pay account base includes a number of accounts receiving a free period of service as either a promotion or retention tool and a number of accounts that have notified us that they are terminating their service but whose service remains in effect. Content & Media segment active accounts are defined as the sum of all pay accounts as of the date presented; the monthly average for the period of all free accounts who have visited the company's domestic or international online nostalgia websites (excluding The Names Database) at least once during the period; and the monthly average for the period of all online loyalty marketing members who have earned or redeemed points during such period. Communications segment active accounts include all Communications segment pay accounts as of the date presented combined with the number of free Internet access and email accounts that logged on to the company's services at least once during the preceding 31 days.

(6) ARPU is calculated by dividing services revenues generated from the pay accounts of our Content & Media or Communications segment, as applicable, for a period (after translation into U.S. Dollars) by the average number of segment pay accounts for that period, divided by the number of months in that period.

(7) Churn is calculated as the total number of pay accounts that terminated or expired in a period divided by the average number of pay accounts for that period, divided by the number of months in that period.

About United Online®:

United Online, Inc. (Nasdaq: UNTD) is a leading provider of consumer products and services over the Internet, where the company's brands have attracted a large online audience that includes more than 60 million registered consumer accounts. The company's floral and related offerings include products and services for consumers and retail florists, as well as for other retail locations offering floral products and services, in the U.S., Canada, the U.K., and the Republic of Ireland. The floral business utilizes the highly recognized FTD (www.ftd.com) and Interflora (www.interflora.co.uk) brands, both supported by the Mercury Man logo that is displayed in more than 40,000 retail floral shops worldwide. The company's Content & Media services include online nostalgia services in the U.S. and Canada (www.memorylane.com) and a number of European countries as well as online loyalty marketing services (www.mypoints.com). The company's Communications services include value-priced Internet access provided by NetZero (www.netzero.com) and Juno (www.juno.com).

Headquartered in Woodland Hills, CA, United Online operates through a global network of locations in the U.S., the U.K., Germany, and India. More information about United Online is available on the company's website located at: www.unitedonline.com.

Cautionary Information Regarding Forward-Looking Statements:

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about future financial performance; revenues; operating expenses; operating income; capital expenditures; depreciation and amortization; stock-based compensation; and planned business initiatives, products, services and features. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: risks associated with the commercialization of new products, services or features or the success of new business models; the severity and duration of current economic conditions; the effect of competition; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; the company’s inability to maintain or increase the number of free and pay accounts, visitors to its websites, and members of the floral network; risks associated with the procurement of goods and services; problems associated with the company’s operations, systems or technologies; changes in marketing conditions and laws; the company’s inability to maintain or increase its advertising revenues; changes in the online advertising market; the company’s inability to enforce or defend its ownership and use of intellectual property; financial market risk resulting from fluctuations in foreign currency exchange rates, particularly the British Pound and Euro; the effects of seasonality; changes in stock-based compensation due to future equity issuances or other reasons; changes in amortization or depreciation due to a variety of factors; potential write down, reserve against or impairment of assets including receivables, goodwill, intangible assets or other assets; changes in the floral industry; the company’s inability to retain key customers, vendors and personnel; the company’s inability to achieve the expected benefits of its reductions-in-force or any other cost-reduction initiatives; that the company will incur restructuring and related charges; changes in tax laws, the company’s business or other factors that would impact anticipated tax benefits; the impact of, and restrictions associated with, the company’s indebtedness; as well as the risk factors disclosed in the company’s filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenues:
Products	$82,794	$77,760	$357,712	$324,218
Services	99,900	115,781	322,052	363,734
Total revenues	182,694	193,541	679,764	687,952
Operating expenses:
Cost of revenues-products(a)	61,744	59,386	266,536	244,799
Cost of revenues-services(a)	21,057	25,008	69,033	75,688
Sales and marketing(a)	33,315	34,783	130,261	133,926
Technology and development(a)	13,158	14,334	39,176	42,329
General and administrative(a)	25,552	26,333	80,465	84,576
Amortization of intangible assets	7,571	8,020	22,914	24,298
Restructuring charges	74	70	751	1,061
Total operating expenses	162,471	167,934	609,136	606,677

Operating income	20,223	25,607	70,628	81,275

Interest income	308	382	1,140	1,259
Interest expense	(3,747)	(5,471)	(19,564)	(18,934)
Other income (expense), net	512	(40)	2,217	95

Income before income taxes	17,296	20,478	54,421	63,695
Provision for income taxes	5,380	8,319	15,556	26,358
Net income	$11,916	$12,159	$38,865	$37,337
Income allocated to participating securities	(467)	(747)	(1,602)	(2,334)
Net income attributable to common stockholders	$11,449	$11,412	$37,263	$35,003

Basic net income per common share	$0.13	$0.13	$0.42	$0.40
Shares used to calculate basic net income per common share	88,773	86,649	88,237	86,479
Diluted net income per common share	$0.13	$0.13	$0.42	$0.40
Shares used to calculate diluted net income per common share	88,812	87,069	88,423	87,134

Shares outstanding at end of period	88,855	85,565	88,855	85,565

(a) Stock-based compensation was allocated as follows:
Cost of revenues-products	$16	$7	$37	$37
Cost of revenues-services	101	112	283	426
Sales and marketing	660	976	1,767	3,179
Technology and development	564	722	1,694	2,550
General and administrative	2,952	4,875	9,733	14,721
Total stock-based compensation	$4,293	$6,692	$13,514	$20,913

UNITED ONLINE, INC.
Unaudited Reconciliations of Non-GAAP Financial Measures
(in thousands)

Unaudited Reconciliation of Operating Income to Adjusted OIBDA(1)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Operating income	$20,223	$25,607	$70,628	$81,275
Depreciation	6,564	6,604	19,118	20,168
Amortization of intangible assets	7,870	8,054	23,646	24,335
Operating income before depreciation and amortization	34,657	40,265	113,392	125,778
Stock-based compensation	4,293	6,692	13,514	20,913
Restructuring charges	74	70	751	1,061
Litigation or dispute settlement charges (gains)	661	(600)	2,924	1,367
Transaction-related costs	-	-	-	1,989
Adjusted OIBDA	$39,685	$46,427	$130,581	$151,108

Unaudited Reconciliation of Segment Income from Operations to Segment Adjusted OIBDA(1)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

FTD:
Segment income from operations	$15,526	$14,889	$58,781	$51,882
Stock-based compensation	1,068	721	2,895	2,423
Restructuring charges	-	70	-	1,152
Litigation or dispute settlement charges (gains)	-	(240)	-	400
Segment adjusted OIBDA	$16,594	$15,440	$61,676	$55,857

Content & Media:
Segment income from operations	$11,526	$14,144	$30,857	$40,798
Stock-based compensation	863	1,435	2,651	3,571
Restructuring benefits	-	-	-	(91)
Litigation or dispute settlement charges (gains)	661	(360)	2,924	967
Segment adjusted OIBDA	$13,050	$15,219	$36,432	$45,245

Communications:
Segment income from operations	$14,622	$18,812	$47,112	$58,509
Stock-based compensation	671	1,603	1,892	5,447
Restructuring charges	74	-	751	-
Segment adjusted OIBDA	$15,367	$20,415	$49,755	$63,956

Unallocated corporate expenses(a)	$(5,326)	$(4,647)	$(17,282)	$(13,950)

Consolidated adjusted OIBDA	$39,685	$46,427	$130,581	$151,108

(a) Effective the first quarter of 2011, the company modified its segment reporting to separately report unallocated corporate expenses. Historically, such expenses were fully allocated to the company's reportable segments.

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Income to Adjusted Net Income(2)
(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net income	$11,916	$12,159	$38,865	$37,337
Income allocated to participating securities	(467)	(747)	(1,602)	(2,334)
Net income attributable to common stockholders	11,449	11,412	37,263	35,003

Adjustments:
Stock-based compensation	4,293	6,692	13,514	20,913
Amortization of intangible assets	7,870	8,054	23,646	24,335
Restructuring charges	74	70	751	1,061
Litigation or dispute settlement charges (gains)	661	(600)	2,924	1,117
Transaction-related costs(a)	-	-	6,078	1,989
	24,347	25,628	84,176	84,418

Income tax effect of adjusting entries	(4,060)	(4,142)	(15,030)	(14,873)
Adjusted net income attributable to common stockholders	$20,287	$21,486	$69,146	$69,545

GAAP net income per common share:
Basic net income per common share	$0.13	$0.13	$0.42	$0.40
Shares used to calculate basic net income per common share	88,773	86,649	88,237	86,479
Diluted net income per common share	$0.13	$0.13	$0.42	$0.40
Shares used to calculate diluted net income per common share	88,812	87,069	88,423	87,134

Adjusted net income per common share:
Adjusted basic net income per common share	$0.23	$0.25	$0.78	$0.80
Shares used to calculate adjusted basic net income per common share	88,773	86,649	88,237	86,479
Adjusted diluted net income per common share	$0.23	$0.25	$0.78	$0.80
Shares used to calculate adjusted diluted net income per common share	88,995	87,119	88,565	87,240

(a) Includes a $6.1 million loss on extinguishment recorded in the quarter ended June 30, 2011 in connection with the refinancing of FTD's credit facilities and a $2.0 million charge recorded in the quarter ended March 31, 2010 related to a potential transaction that failed to consummate.

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2011	December 31, 2010

ASSETS
Cash and cash equivalents	$112,842	$100,264
Accounts receivable, net	38,230	49,797
Deferred tax assets, net	14,346	14,200
Property and equipment, net	63,977	63,893
Goodwill and intangible assets, net	701,242	722,184
Other assets	37,988	41,820
Total assets	$968,625	$992,158

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$48,769	$71,659
Accrued liabilities	44,915	48,881
Member redemption liability	22,798	24,866
Deferred revenue	63,078	74,694
Debt, net of discounts	261,684	258,084
Deferred tax liabilities, net	42,481	42,677
Other liabilities	11,055	16,816
Total liabilities	494,780	537,677

Stockholders' equity	473,845	454,481

Total liabilities and stockholders' equity	$968,625	$992,158

UNITED ONLINE, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,916	$12,159	$38,865	$37,337

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	18,727	21,350	56,278	65,416
Provision for doubtful accounts receivable	428	1,525	1,794	4,070
Accretion of discounts and amortization of debt issue costs	229	617	1,281	3,337
Loss on extinguishment of debt	-	-	6,078	-
Deferred taxes and other	(581)	(1,385)	(958)	(4,114)
Tax shortfalls from equity awards	(156)	(423)	(143)	(521)
Excess tax benefits from equity awards	(14)	(93)	(265)	(442)
Change in operating assets and liabilities:
Accounts receivable	(126)	(4,253)	9,817	6,414
Other assets	(1,929)	430	4,903	7,280
Accounts payable and accrued liabilities	456	(10,264)	(26,433)	(20,504)
Member redemption liability	(1,371)	78	(2,068)	(1,681)
Deferred revenue	(6,179)	(640)	(11,655)	(1,624)
Other liabilities	57	31	(5,760)	453
Net cash provided by operating activities	21,457	19,132	71,734	95,421

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,549)	(4,918)	(19,211)	(19,064)
Purchases of rights, content and intellectual property	(791)	(1,035)	(2,905)	(2,205)
Proceeds from sales of assets, net	221	170	221	219
Net cash used for investing activities	(6,119)	(5,783)	(21,895)	(21,050)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	-	-	261,325	-
Payments on term loans	(663)	-	(265,288)	(54,819)
Payments for debt issue costs	(748)	-	(778)	-
Proceeds from exercises of stock options	9	243	33	254
Proceeds from employee stock purchase plans	-	-	2,349	2,612
Repurchases of common stock	(649)	(12,430)	(6,979)	(19,125)
Dividends and dividend equivalents paid on outstanding shares and restricted stock units	(9,262)	(9,342)	(27,946)	(27,804)
Excess tax benefits from equity awards	14	93	265	442
Net cash used for financing activities	(11,299)	(21,436)	(37,019)	(98,440)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(2,641)	2,838	(242)	(1,760)

Change in cash and cash equivalents	1,398	(5,249)	12,578	(25,829)
Cash and cash equivalents, beginning of period	111,444	94,929	100,264	115,509
Cash and cash equivalents, end of period	$112,842	$89,680	$112,842	$89,680

UNITED ONLINE, INC.
Unaudited Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow(3)
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net cash provided by operating activities	$21,457	$19,132	$71,734	$95,421
Adjustments:
Capital expenditures	(5,549)	(4,918)	(19,211)	(19,064)
Excess tax benefits from equity awards	14	93	265	442
Cash paid for restructuring charges	205	304	2,037	1,163
Cash paid (received) for litigation or dispute settlement charges	4	1,185	(73)	1,102
Cash paid for transaction-related costs	-	-	-	1,994
Free cash flow	$16,131	$15,796	$54,752	$81,058

UNITED ONLINE, INC.
Unaudited Segment Information
(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010(a)	2011	2010(a)

FTD
Revenues:
Products	$82,447	$77,760	$357,365	$324,218
Services	26,300	27,145	86,558	89,421
Advertising	-	141	22	763
Total revenues	108,747	105,046	443,945	414,402

Operating expenses:
Cost of revenues	66,352	64,149	281,552	259,663
Sales and marketing	17,469	16,524	74,754	71,541
Technology and development	3,591	3,319	10,823	10,570
General and administrative	8,101	8,075	24,371	25,492
Amortization of intangible assets	6,301	6,491	18,913	19,728
Restructuring charges	-	70	-	1,152
Total operating expenses	101,814	98,628	410,413	388,146

Operating income	6,933	6,418	33,532	26,256

Depreciation	2,292	1,980	6,336	5,898
Amortization of intangible assets	6,301	6,491	18,913	19,728
Segment income from operations	15,526	14,889	58,781	51,882
Stock-based compensation	1,068	721	2,895	2,423
Restructuring charges	-	70	-	1,152
Litigation or dispute settlement charges (gains)	-	(240)	-	400
Segment adjusted OIBDA	$16,594	$15,440	$61,676	$55,857

Content & Media
Revenues:
Products	$347	$-	$347	$-
Services	30,826	33,203	95,604	100,368
Advertising	12,897	15,902	43,859	48,023
Total revenues	44,070	49,105	139,810	148,391

Operating expenses:
Cost of revenues	8,068	10,299	27,707	29,488
Sales and marketing	13,913	14,579	48,046	47,716
Technology and development	6,594	6,592	19,639	18,450
General and administrative	6,986	6,376	22,134	20,322
Amortization of intangible assets	1,055	1,267	3,306	3,784
Restructuring benefits	-	-	-	(91)
Total operating expenses	36,616	39,113	120,832	119,669

Operating income	7,454	9,992	18,978	28,722

Depreciation	2,718	2,851	7,841	8,255
Amortization of intangible assets	1,354	1,301	4,038	3,821
Segment income from operations	11,526	14,144	30,857	40,798
Stock-based compensation	863	1,435	2,651	3,571
Restructuring benefits	-	-	-	(91)
Litigation or dispute settlement charges (gains)	661	(360)	2,924	967
Segment adjusted OIBDA	$13,050	$15,219	$36,432	$45,245

Communications
Revenues:
Services	$24,158	$32,896	$78,149	$105,179
Advertising	6,102	7,269	19,088	22,266
Total revenues	30,260	40,165	97,237	127,445

Operating expenses:
Cost of revenues	8,505	10,144	26,812	31,759
Sales and marketing	2,192	4,257	8,187	16,532
Technology and development	2,973	4,423	8,714	13,309
General and administrative	3,376	4,166	10,517	12,960
Amortization of intangible assets	215	262	695	786
Restructuring charges	74	-	751	-
Total operating expenses	17,335	23,252	55,676	75,346

Operating income	12,925	16,913	41,561	52,099

Depreciation	1,482	1,637	4,856	5,624
Amortization of intangible assets	215	262	695	786
Segment income from operations	14,622	18,812	47,112	58,509
Stock-based compensation	671	1,603	1,892	5,447
Restructuring charges	74	-	751	-
Segment adjusted OIBDA	$15,367	$20,415	$49,755	$63,956

Total segment adjusted OIBDA	$45,011	$51,074	$147,863	$165,058

Reconciliation of segment revenues to consolidated revenues:
FTD	$108,747	$105,046	$443,945	$414,402
Content & Media	44,070	49,105	139,810	148,391
Communications	30,260	40,165	97,237	127,445
Intersegment eliminations	(383)	(775)	(1,228)	(2,286)
Consolidated revenues	$182,694	$193,541	$679,764	$687,952

Reconciliation of segment operating expenses to consolidated operating expenses:
FTD	$101,814	$98,628	$410,413	$388,146
Content & Media	36,616	39,113	120,832	119,669
Communications	17,335	23,252	55,676	75,346
Unallocated corporate expenses(a)	7,089	7,716	23,443	25,802
Intersegment eliminations	(383)	(775)	(1,228)	(2,286)
Consolidated operating expenses	$162,471	$167,934	$609,136	$606,677

Reconciliation of segment income from operations to consolidated operating income:
FTD	$15,526	$14,889	$58,781	$51,882
Content & Media	11,526	14,144	30,857	40,798
Communications	14,622	18,812	47,112	58,509
Total segment income from operations	41,674	47,845	136,750	151,189
Depreciation	(6,564)	(6,604)	(19,118)	(20,168)
Amortization of intangible assets	(7,870)	(8,054)	(23,646)	(24,335)
Unallocated corporate expenses, excluding depreciation(a)	(7,017)	(7,580)	(23,358)	(25,411)
Consolidated operating income	$20,223	$25,607	$70,628	$81,275

Reconciliation of segment adjusted OIBDA to consolidated adjusted OIBDA:
FTD adjusted OIBDA	$16,594	$15,440	$61,676	$55,857
Content & Media adjusted OIBDA	13,050	15,219	36,432	45,245
Communications adjusted OIBDA	15,367	20,415	49,755	63,956
Total segment adjusted OIBDA	45,011	51,074	147,863	165,058
Unallocated corporate expenses(a)	(5,326)	(4,647)	(17,282)	(13,950)
Consolidated adjusted OIBDA	$39,685	$46,427	$130,581	$151,108

(a) Effective the first quarter of 2011, the company modified its segment reporting to separately report unallocated corporate expenses. Historically, such expenses were fully allocated to the company's reportable segments.

UNITED ONLINE, INC.
Unaudited Selected Quarterly Historical Key Metrics(a)

	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010

Consolidated:
Revenues (in thousands)	$182,694	$255,565	$241,505	$232,601	$193,541

FTD:
Segment revenues (in thousands)	$108,747	$176,299	$158,899	$140,174	$105,046
% of consolidated revenues	60%	69%	66%	60%	54%

Consumer orders(4) (in thousands)	1,104	2,167	1,742	1,612	1,085
Average order value(4)	$63.46	$60.45	$63.28	$60.43	$60.77
Average foreign currency exchange rate: GBP to USD	1.61	1.63	1.61	1.58	1.55

Content & Media:
Segment revenues (in thousands)	$44,070	$47,427	$48,313	$53,253	$49,105
% of consolidated revenues	24%	19%	20%	23%	25%

Pay accounts(5) (in thousands)	3,780	4,007	4,260	4,499	4,795
Segment churn(7)	3.9%	3.8%	3.9%	4.1%	3.5%
ARPU(6)	$2.64	$2.60	$2.47	$2.42	$2.26
Segment active accounts(5) (in millions)	11.9	12.5	13.6	13.7	15.0

Communications:
Segment revenues (in thousands)	$30,260	$32,279	$34,698	$39,708	$40,165
% of consolidated revenues	17%	13%	14%	17%	21%

Pay accounts(5) (in thousands):
Access	577	622	675	732	801
Other	266	272	279	288	295
Total Communications pay accounts	843	894	954	1,020	1,096

Segment churn(7)	3.4%	3.5%	3.8%	3.8%	4.0%
ARPU(6)	$9.14	$9.28	$9.33	$9.46	$9.58
Segment active accounts(5) (in millions)	1.6	1.7	1.7	1.8	1.9

(a) More information on the financial results for these quarters can be found in the company's filings with the Securities and Exchange Commission.

CONTACT:
United Online, Inc.
Investors:
David Bigelow
(818) 287-3560
dbigelow@corp.untd.com
or
Press:
Scott Matulis
(818) 287-3388
pr@untd.com